Exhibit 99.1

3750 Torrey View Ct

San Diego, CA 92130

www.CareFusion.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Jim Mazzola	Investors:	Carol Cox
	(858) 617-1203 jim.mazzola@carefusion.com		(858) 617-2020 carol.cox@carefusion.com

CAREFUSION REPORTS THIRD QUARTER RESULTS

•	Revenue increased 13 percent to $952 million, or 10 percent on a constant currency basis, driven by Respiratory and Infusion sales

•	GAAP net loss of $9 million, or $0.04 per diluted share from continuing operations due to a $58 million increase in tax reserves related to a change in estimate

•	Adjusted net income totaled $57 million, or $0.26 on an adjusted basis

•	Company reaffirms 2010 adjusted earnings per share (EPS) guidance of $1.40 to $1.45

SAN DIEGO, May 6, 2010 – CareFusion Corp. (NYSE: CFN), a leading, global medical device company, today reported results from continuing operations for the three and nine months ended March 31, 2010.

“Our growth in the third quarter resulted from increased sales in our respiratory and infusion products, while expected seasonality in our capital equipment business drove a sequential decline from the second quarter,” said David Schlotterbeck, chairman and CEO of CareFusion. “Our revenue was also lower than we originally expected primarily due to an installation reschedule by a major customer, but our expectations for the year remain on track and we are reaffirming our full year adjusted EPS guidance of $1.40 to $1.45 per share. During the quarter, we continued to execute against our strategic, long-term goals as we increased investments in R&D, sales and marketing and reached agreement to acquire Medegen for $225 million in cash.”

CareFusion’s reported results compare to the three and nine month periods ended March 31, 2009.

Revenue in the third quarter increased 13 percent to $952 million, or 10 percent on a constant currency basis, driven primarily by increased sales in the company’s Respiratory and Infusion businesses. Operating income decreased to $93 million from $97 million. Excluding nonrecurring items, adjusted operating income for the third quarter decreased to $112 million.

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Operating expenses, including selling, general and administrative (SG&A), research and development (R&D), and restructuring and acquisition integration charges in the third quarter totaled $359 million or 38 percent of total revenue. Excluding nonrecurring items, adjusted operating expenses in the third quarter totaled $340 million, or 36 percent of total revenue. Adjusted SG&A expenses were $298 million, and R&D investments totaled $42 million.

The company reported a loss from continuing operations in the third quarter of $9 million, or $0.04 per diluted share, driven by an increase in its tax reserves. After an extensive review, the company determined to increase its tax reserves, which resulted in a charge of $58 million in the third quarter. As a result, the effective tax rate for the third quarter was 114 percent. Excluding the impact of the tax reserve increase, adjusted net income was $57 million, or $0.26 per diluted share, and the adjusted tax rate was 30 percent for the third quarter.

Critical Care Technologies

Third quarter revenue for the Critical Care Technologies segment, which includes the company’s Dispensing, Infusion and Respiratory businesses, increased 16 percent to $629 million, or 14 percent on a constant currency basis, driven by a strong performance in the company’s Respiratory and Infusion businesses. Segment profit increased to $77 million from $56 million. Adjusted segment profit increased to $90 million from $69 million driven by the strong results in the company’s Infusion and Respiratory businesses, which were partially offset by a decrease in the company’s Dispensing business.

Medical Technologies and Services

Third quarter revenue for the Medical Technologies and Services segment, which includes the company’s Infection Prevention and Medical Specialties businesses, increased 7 percent to $323 million, or 3 percent on a constant currency basis, driven by increased sales from the International Surgical Products business, ChloraPrep® skin antiseptic product and Interventional Specialties business. Segment profit decreased to $16 million from $41 million. Adjusted segment profit decreased to $22 million from $48 million, primarily due to higher allocated costs from standing up as a public company.

Nine-Month Results

For the first nine months of fiscal 2010, revenue increased 6 percent to $2.9 billion, or 5 percent on a constant currency basis, driven primarily by increased sales in the company’s Respiratory, Infusion and International Surgical Products businesses. Operating income declined $22 million to $337 million. Income from continuing operations was $119 million, or $0.53 per diluted share.

Excluding nonrecurring items, adjusted operating income for the first nine months of fiscal 2010 decreased to $395 million from $414 million, and adjusted net income decreased $7 million to $232 million, or $1.04 on an adjusted basis per diluted share.

Operating expenses, including SG&A, R&D, and restructuring and acquisition integration charges in the first nine months of fiscal 2010 totaled $1 billion or 36 percent of total revenue. Excluding nonrecurring items, adjusted operating expenses in the first nine months of fiscal 2010 totaled $986 million, or 34 percent of total revenue. Adjusted SG&A expenses were $871 million, and R&D investments totaled $115 million.

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Segment results for the nine months ended March 31, 2010 and 2009 are as follows:

Critical Care Technologies	9-Months FY10	9-Months FY09	Y/Y
Revenue	$1,928 million	$1,836 million	5%
Segment Profit	$289 million	$277 million	4%
Adjusted Segment Profit	$327 million	$313 million	4%

Medical Technologies & Services	9-Months FY10	9-Months FY09	Y/Y
Revenue	$966 million	$892 million	8%
Segment Profit	$48 million	$82 million	(41)%
Adjusted Segment Profit	$68 million	$101 million	(33)%

Adjusted operating expenses, adjusted SG&A expenses, adjusted operating income, adjusted net income, adjusted diluted earnings per share and adjusted segment profit are non-GAAP financial measures and exclude restructuring and acquisition integration charges, nonrecurring spinoff related costs, nonrecurring tax items and discontinued operations. Adjusted net income also excludes nonrecurring costs related to the bridge loan entered into in connection with the spinoff and, for the quarter ended March 31, 2010, excludes the impact of the charge related to the increase in the company’s tax reserves. A reconciliation of GAAP to non-GAAP financial measures is included later in this news release.

Fiscal 2010 Outlook

CareFusion reaffirmed that it continues to expect adjusted diluted EPS for fiscal 2010 to be in a range of $1.40 to $1.45. Based on fourth quarter expectations and the anticipated shift of some revenues to the first half of fiscal 2011, the company is changing its fiscal 2010 revenue guidance to a range of $3.90 billion to $3.95 billion, from its previous guidance of $3.95 billion to $4.05 billion. The guidance for fiscal 2010 is based on an assumed diluted weighted average outstanding share count of approximately 223 million.

Additional Third Quarter and Recent Highlights

Additional third quarter and recent company highlights include:

•	Launching EnView™ camera controller, an innovative device used to hold and maneuver an endoscope allowing surgeons a clear and stable view of the anatomy during laparoscopic surgery;

•

Announcing an agreement to acquire Medegen, a leading innovator in clinically differentiated needleless access valves and administration sets that deliver intravenous (IV) medication to patients, for $225 million in cash;

•	Launching AirLife™ Diagnostic Catheter, a kit that helps clinicians obtain lower respiratory tract samples to accurately diagnose lung infections;

•	Launching AVAmax® Vertebral Balloon, a minimally invasive device for use during kyphoplasty, a procedure for treating spinal compression fractures; and

•	Launching Pyxis ProcedureStation™ Radio Frequency Identification (RFID) System at the Association of Perioperative Registered Nurses (AORN) 57th Annual Congress.

Conference Call

CareFusion will host a conference call today at 2 p.m. PDT to discuss earnings results for the third quarter.

The number to call from within the United States is (800) 638-4817 or + 1 (617) 614-3943 Internationally, using the pass code 62177129. A replay of the conference call will be available from 5 p.m. PDT on May 6 through 8:59 p.m. PDT on May 13 and can be accessed by dialing (888) 286-8010 in the United States or +1 (617) 801-6888 Internationally and using the pass code 97253184.

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The Conference Call will also be webcast live through the Investor Relations section, under Calendar of Events, on CareFusion’s website at www.carefusion.com.

Log on at least 15 minutes before the call begins to register and download or install any necessary audio software.

About CareFusion Corporation

CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve patient care. The company develops market-leading technologies including Alaris® IV pumps, Pyxis® automated dispensing and patient identification systems, AirLife™, AVEA® and LTV® series of ventilators and respiratory products, ChloraPrep® skin prep products, MedMined™ services for infection surveillance, V. Mueller® and Snowden-Pencer® surgical instruments and NeuroCare diagnostic products. CareFusion employs more than 15,000 people across its global operations. More information may be found at www.carefusion.com.

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Use of Non-GAAP Financial Measures by CareFusion Corporation

This CareFusion news release presents the non-GAAP financial measures “adjusted operating expenses”, “adjusted SG&A expenses”, “adjusted operating income”, “adjusted net income”, “adjusted diluted earnings per share” and “adjusted segment profit”. The most directly comparable measure for these non-GAAP financial measures are operating expenses, SG&A expenses, operating income, net income (loss), diluted earnings per share and segment profit. The company has included below unaudited adjusted financial information for the quarters and nine months ended March 31, 2010 and 2009, which present the company’s results of operations after excluding restructuring and acquisition integration charges, nonrecurring spinoff related costs, nonrecurring tax items, and discontinued operations.

In addition, CareFusion presents the non-GAAP financial measure “adjusted diluted earnings per share” on a forward-looking basis. The most directly comparable forward-looking GAAP measure for the company is diluted earnings per share. CareFusion is unable to provide a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP measure, because the company cannot reliably forecast restructuring and acquisition integration costs, and other nonrecurring costs. Please note that the unavailable reconciling items could significantly impact CareFusion’s future financial results. A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding CareFusion’s financial condition and results of operations is included as Exhibit 99.3 to CareFusion’s report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2010.

Cautions concerning forward-looking statements

The CareFusion news release and the information contained herein contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. The matters discussed in these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in CareFusion’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: we may be unable to effectively enhance our existing products or introduce and market new products or may fail

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to keep pace with advances in technology; we are subject to complex and costly regulation; cost containment efforts of our customers, purchasing groups, third-party payers and governmental organizations could adversely affect our sales and profitability; declining economic conditions have and may continue to adversely affect our results of operations and financial condition; we may be unable to protect our intellectual property rights or may infringe on the intellectual property rights of others; defects or failures associated with our products and/or our quality system could lead to the filing of adverse event reports, recalls or safety alerts and negative publicity and could subject us to regulatory actions; we are currently operating under a consent decree with the FDA and our failure to comply with the requirements of the consent decree may have an adverse effect on our business; and we may engage in strategic transactions, including acquisitions, investments or joint development agreements that may have an adverse effect on our business. The CareFusion news release and the information contained herein reflect management’s views as of May 6, 2010. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CAREFUSION CORPORATION

CONSOLIDATED AND COMBINED STATEMENTS OF INCOME

(UNAUDITED)

	Quarter Ended March 31,		Nine Months Ended March 31,
(in millions, except per share amounts)	2010	2009	2010	2009
Revenue	$952	$844	$2,894	$2,728
Cost of Products Sold	500	426	1,513	1,399

Gross Margin	452	418	1,381	1,329

Selling, General and Administrative Expenses	316	262	918	798
Research and Development Expenses	42	39	115	117
Restructuring and Acquisition Integration Charges	1	20	11	55

Operating Income	93	97	337	359
Interest Expense and Other, Net	29	25	95	80

Income Before Income Taxes	64	72	242	279
Provision (Benefit) for Income Taxes	73	(16)	123	54

Income (Loss) from Continuing Operations	(9)	88	119	225
Income from Discontinued Operations, Net of Tax	—	83	23	247

Net Income (Loss)	$(9)	$171	$142	$472

Per Share Amounts: [1]
Basic Earnings (Loss) per Common Share:
Continuing Operations	$(0.04)	$0.40	$0.54	$1.02
Discontinued Operations	$—	$0.38	$0.10	$1.12
Basic Earnings per Common Share	$(0.04)	$0.78	$0.64	$2.14
Diluted Earnings (Loss) per Common Share:
Continuing Operations	$(0.04)	$0.40	$0.53	$1.02
Discontinued Operations	$—	$0.38	$0.10	$1.12
Diluted Earnings per Common Share	$(0.04)	$0.78	$0.64	$2.14

Weighted-Average Number of Common Shares Outstanding:
Basic	221.6	220.5	221.4	220.5
Diluted [2]	221.6	220.5	222.7	220.5

[1]	Earnings per share calculations are performed separately for each component presented. Therefore, the sum of the per share components from the table may not equal the per share amounts presented.
[2]	Dilutive shares outstanding equal basic shares outstanding for the quarter ended March 31, 2010 as the impact would be anti-dilutive.

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CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended March 31, 2010
(in millions, except per common share amounts)	GAAP	Nonrecurring Items [1]	Adjusted [2]	Tax Estimate Change [3]	Further Adjusted
Revenue [4]	$952	$—	$952	$—	$952
Cost of Products Sold	500	—	500	—	500

Gross Margin	452	—	452	—	452

Selling, General and Administrative Expenses	316	(18)	298	—	298
Research and Development Expenses	42	—	42	—	42
Restructuring and Acquisition Integration Charges	1	(1)	—	—	—

Operating Income	93	19	112	—	112
Interest Expense and Other, Net	29	—	29	—	29

Income Before Income Taxes	64	19	83	—	83
Provision for Income Taxes	73	11	84	(58)	26

Net Income (Loss)	$(9)	$8	$(1)	$58	$57

Per Share Amounts: [5]
Basic Earnings (Loss) per Common Share	$(0.04)	$0.04	$—	$0.26	$0.26
Diluted Earnings (Loss) per Common Share	$(0.04)	$0.04	$—	$0.26	$0.26

Weighted-Average Number of Common Shares Outstanding:
Basic	221.6	221.6	221.6	221.6	221.6
Diluted [6]	221.6	221.6	221.6	221.6	221.6

Effective Tax Rate	114.1%	56.2%	100.8%	n/a	30.5%

[1]	Reflects nonrecurring charges related to the spinoff ($18 million), nonrecurring restructuring and acquisition integration charges and nonrecurring tax items.
[2]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[3]	Reflects nonrecurring charges related to a tax reserve adjustment for uncertain tax positions recorded in the quarter ended March, 31, 2010.
[4]	Revenues increased $108 million for the quarter ended March 31, 2010 compared to 2009, or an $85 million increase on a constant currency basis.
[5]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

[6]	Dilutive shares outstanding equal basic shares outstanding for the quarter ended March 31, 2010 as the impact would be anti-dilutive.

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CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Nine Months Ended March 31, 2010
(in millions, except per common share amounts)	GAAP	Discontinued Operations [1]	Nonrecurring Items [2]	Adjusted [3]	Tax Estimate Change [4]	Further Adjusted
Revenue [5]	$2,894	$—	$—	$2,894	$—	$2,894
Cost of Products Sold	1,513	—	—	1,513	—	1,513

Gross Margin	1,381	—	—	1,381	—	1,381

Selling, General and Administrative Expenses	918	—	(47)	871	—	871
Research and Development Expenses	115	—	—	115	—	115
Restructuring and Acquisition Integration Charges	11	—	(11)	—	—	—

Operating Income	337	—	58	395	—	395
Interest Expense and Other, Net	95	—	(22)	73	—	73

Income Before Income Taxes	242	—	80	322	—	322
Provision for Income Taxes	123	—	25	148	(58)	90

Income from Continuing Operations	119	—	55	174	58	232
Income from Discontinued Operations, Net of Tax	23	(23)	—	—	—	—

Net Income	$142	$(23)	$55	$174	$58	$232

Per Share Amounts: [6]
Basic Earnings per Common Share	$0.64	$(0.10)	$0.25	$0.78	$0.26	$1.05
Diluted Earnings per Common Share	$0.64	$(0.10)	$0.25	$0.78	$0.26	$1.04

Weighted-Average Number of Common Shares Outstanding:
Basic	221.4	221.4	221.4	221.4	221.4	221.4
Diluted	222.7	222.7	222.7	222.7	222.7	222.7

Effective Tax Rate	51.0%	n/a	31.6%	46.2%	n/a	27.9%

[1]

Reflects impact of (a) removing certain businesses that manufacture and sell surgical and exam gloves, surgical drapes and apparel and fluid management products in the U.S. market that were previously part of the Clinical and Medical Products segment of Cardinal Health and were retained by Cardinal Health upon the spinoff, and (b) the divestiture of the Company’s audiology business.

[2]

Reflects nonrecurring charges related to the spinoff ($47 million), nonrecurring charges related to the bridge loan entered into in connection with the spinoff ($22 million), nonrecurring restructuring and acquisition integration charges and nonrecurring tax items.

[3]	Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items noted.
[4]	Reflects nonrecurring charges related to a tax reserve adjustment for uncertain tax positions recorded in the quarter ended March, 31, 2010.
[5]	Revenues increased $166 million for the nine months ended March 31, 2010 compared to 2009, or a $142 million increase on a constant currency basis.
[6]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

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CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Quarter Ended March 31, 2009
(in millions, except per common share amounts)	GAAP	Discontinued Operations [1]	Nonrecurring Items	Adjusted [2]	Tax Refund Claim [3]	Further Adjusted
Revenue	$844	$—	$—	$844	$—	$844
Cost of Products Sold	426	—	—	426	—	426

Gross Margin	418	—	—	418	—	418

Selling, General and Administrative Expenses	262	—	—	262	—	262
Research and Development Expenses	39	—	—	39	—	39
Restructuring and Acquisition Integration Charges	20	—	(20)	—	—	—

Operating Income	97	—	20	117	—	117
Interest Expense and Other, Net	25	—	—	25	—	25

Income Before Income Taxes	72	—	20	92	—	92
Provision (Benefit) for Income Taxes	(16)	—	6	(10)	24	14

Income from Continuing Operations	88	—	14	102	(24)	78
Income from Discontinued Operations, Net of Tax	83	(83)	—	—	—	—

Net Income	$171	$(83)	$14	$102	$(24)	$78

Per Share Amounts: [4]
Basic Earnings per Common Share	$0.78	$(0.38)	$0.06	$0.46	$(0.11)	$0.35
Diluted Earnings per Common Share	$0.78	$(0.38)	$0.06	$0.46	$(0.11)	$0.35

Weighted-Average Number of Common Shares Outstanding: [5]
Basic	220.5	220.5	220.5	220.5	220.5	220.5
Diluted	220.5	220.5	220.5	220.5	220.5	220.5

Effective Tax Rate	(22.6)%	n/a	30.5%	(11.4)%	n/a	15.4%

[1]

Reflects impact of (a) removing certain businesses that manufacture and sell surgical and exam gloves, surgical drapes and apparel and fluid management products in the U.S. market that were previously part of the Clinical and Medical Products segment of Cardinal Health and were retained by Cardinal Health upon the spinoff, and (b) the divestiture of the Company’s audiology business.

[2]

Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items related to restructuring charges and acquisition integration charges and nonrecurring tax items.

[3]	Reflects the impact of a nonrecurring tax benefit of amending federal tax returns for fiscal years 2004 through 2006 for secured loan transaction involving certain sales-type lease receivables.
[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

[5]	Reflects shares outstanding after the August 31, 2009 distribution of our common stock based on a ratio of 0.5 shares of our common stock for each common share of Cardinal Health.

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CAREFUSION CORPORATION

ADJUSTED FINANCIAL INFORMATION

(UNAUDITED)

	Nine Months Ended March 31, 2009
(in millions, except per common share amounts)	GAAP	Discontinued Operations [1]	Nonrecurring Items	Adjusted [2]	Tax Refund Claim [3]	Further Adjusted
Revenue	$2,728	$—	$—	$2,728	$—	$2,728
Cost of Products Sold	1,399	—	—	1,399	—	1,399

Gross Margin	1,329	—	—	1,329	—	1,329

Selling, General and Administrative Expenses	798	—	—	798	—	798
Research and Development Expenses	117	—	—	117	—	117
Restructuring and Acquisition Integration Charges	55	—	(55)	—	—	—

Operating Income	359	—	55	414	—	414
Interest Expense and Other, Net	80	—	—	80	—	80

Income Before Income Taxes	279	—	55	334	—	334
Provision for Income Taxes	54	—	17	71	24	95

Income from Continuing Operations	225	—	38	263	(24)	239
Income from Discontinued Operations, Net of Tax	247	(247)	—	—	—	—

Net Income	$472	$(247)	$38	$263	$(24)	$239

Per Share Amounts: [4]
Basic Earnings per Common Share	$2.14	$(1.12)	$0.17	$1.19	$(0.11)	$1.08
Diluted Earnings per Common Share	$2.14	$(1.12)	$0.17	$1.19	$(0.11)	$1.08

Weighted-Average Number of Common Shares Outstanding: [5]
Basic	220.5	220.5	220.5	220.5	220.5	220.5
Diluted	220.5	220.5	220.5	220.5	220.5	220.5

Effective Tax Rate	19.2%	n/a	31.8%	21.2%	n/a	28.6%

[1]

Reflects impact of (a) removing certain businesses that manufacture and sell surgical and exam gloves, surgical drapes and apparel and fluid management products in the U.S. market that were previously part of the Clinical and Medical Products segment of Cardinal Health and were retained by Cardinal Health upon the spinoff, and (b) the divestiture of the Company’s audiology business.

[2]

Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items related to restructuring charges and acquisition integration charges and nonrecurring tax items.

[3]	Reflects the impact of a nonrecurring tax benefit of amending federal tax returns for fiscal years 2004 through 2006 for secured loan transaction involving certain sales-type lease receivables.
[4]

Earnings per share calculations are performed separately for each adjustment presented. Therefore, the sum of the per share adjustments from the table above may not equal the adjusted per share totals presented.

[5]	Reflects shares outstanding after the August 31, 2009 distribution of our common stock based on a ratio of 0.5 shares of our common stock for each common share of Cardinal Health.